                                                                    Exhibit 21.1

                              SILICON GAMING, INC.

                              LIST OF SUBSIDIARIES

                  SUBSIDIARY                                     JURISDICTION
                  ----------                                     ------------
        Silicon Gaming-Colorado, Inc.                              Colorado
           Silicon Gaming-Louisiana                                Louisiana
           Silicon Gaming-Michigan                                 Michigan
           Silicon Gaming-Minnesota                                Minnesota
       Silicon Gaming-Mississippi, Inc.                           Mississippi
        Silicon Gaming-Missouri, Inc.                              Missouri
            Silicon Gaming-Nevada                                   Nevada
       Silicon Gaming-New Jersey, Inc.                            New Jersey
         Silicon Gaming-Indiana, Inc.                               Indiana
           Silicon Gaming-Illinois                                 Illinois
             Silicon Gaming-Iowa                                     Iowa
       Silicon Gaming-New Jersey, Inc.                            New Jersey